As filed with the Securities and Exchange Commission on December 11, 2023

Registration No. 333-201275

Registration No. 333-228260

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT NO. 333-201275

REGISTRATION STATEMENT NO. 333-228260

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

USD PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	30-0831007
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

811 Main Street, Suite 2800

Houston, Texas 77002

(Address of Principal Executive Offices Including Zip Code)

AMENDED AND RESTATED

USD PARTNERS LP 2014 LONG-TERM INCENTIVE PLAN

(Full Title of the Plan)

Adam K. Altsuler

Executive Vice President and Chief Financial Officer

USD Partners GP LLC

811 Main Street, Suite 2800

Houston, Texas 77002

(281) 291-0510

(Name, address and telephone number of agent for service)

Copies to:

Keith Benson

General Counsel

USD Partners GP LLC

811 Main Street, Suite 2800

Houston, Texas 77002

(281) 291-0510

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

DEREGISTRATION OF UNSOLD SECURITIES

USD Partners LP (the “Registrant”) is filing this Post-Effective Amendment No. 1 (the “Amendment”) to each of the following Registration Statements on Form S-8 (collectively, the “Registration Statements”) to terminate all offerings under such Registration Statements and deregister any and all securities that remain unsold pursuant to the Registration Statements:

1.

Registration Statement No. 333-201275, filed with the Securities and Exchange Commission (the “SEC”) on December 29, 2014, registering the offer and sale of 1,654,167 of the Registrant’s common units representing limited partner interests (the “2014 Plan Units”), issuable pursuant to the USD Partners LP 2014 Long-Term Incentive Plan; and

2.

Registration Statement No. 333-228260, filed with the SEC on November 7, 2018, registering the offer and sale of 2,000,000 of the Registrant’s common units representing limited partner interests (the “2018 Plan Units” and together with the 2014 Plan Units, the “Plan Units”), issuable pursuant to Amended and Restated USD Partners LP 2014 Long-Term Incentive Plan.

The Amendment is being filed by the Registrant to withdraw and remove from registration all of the Plan Units that remain unsold under the Registration Statements. In accordance with an undertaking made by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the Plan Units registered under the Registration Statements that remain unsold at the termination of the offering, the Registrant hereby removes from registration all of the Plan Units registered but unsold under the Registration Statements as of the date hereof, if any. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused the Amendment to the each of the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 11, 2023.

USD PARTNERS LP
By:	USD PARTNERS GP LLC, its general partner

By:	/s/ Adam Altsuler
Name:	Adam K. Altsuler
Title:	Executive Vice President, Chief Financial Officer

No other person is required to sign the Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.